                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   VERIO INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

        N/A
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     (2) Aggregate number of securities to which transaction applies:

        N/A
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        N/A
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     (4) Proposed maximum aggregate value of transaction:

        N/A
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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

        N/A
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     (2) Form, Schedule or Registration Statement No.:

        N/A
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     (3) Filing Party:

        N/A
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     (4) Date Filed:

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

                                  [VERIO LOGO]
                      8005 SOUTH CHESTER STREET, SUITE 200
                           ENGLEWOOD, COLORADO 80112

                                 March 27, 2000

Dear Stockholder,

     I am pleased to invite you to the Annual Meeting of Stockholders of Verio Inc. The meeting will be held on Thursday, April 27, 2000, starting at 1:00 p.m., Mountain Daylight Time, at the Inverness Hotel & Golf Club, 200 Inverness Drive West, Englewood, Colorado 80112.

     Important information concerning the matters to be acted upon at the Annual Meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. After careful consideration, our Board of Directors has unanimously approved the five proposals described in the Proxy Statement and recommends that you vote FOR each proposal. A copy of our Annual Report to Stockholders for the year 1999 also is included in this mailing.

     The Board of Directors has fixed the close of business on March 14, 2000 as the record date for determining those stockholders who are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     Your vote is important to us. Registered stockholders can vote their shares over the Internet, by using a toll-free telephone number or by mailing back a traditional proxy card. Voting over the Internet, by telephone or written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Instructions for using these convenient services are provided on the proxy card. Mailing your completed proxy card or using Verio's Internet or telephone voting procedures will not prevent you from voting in person at the Annual Meeting if you wish to do so.

     Members of our Board of Directors and management look forward to meeting personally those stockholders who attend the Annual Meeting in person.

                                            Sincerely yours,

                                            /s/ JUSTIN L. JASCHKE
                                            ------------------------------------
                                            Justin L. Jaschke
                                            Chief Executive Officer

                                   VERIO INC.
                      8005 SOUTH CHESTER STREET, SUITE 200
                           ENGLEWOOD, COLORADO 80112

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 27, 2000

To the Stockholders of VERIO INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Verio Inc., a Delaware corporation (the "Company" or "Verio"), will be held at the Inverness Hotel & Golf Club, 200 Inverness Drive West, Englewood, Colorado 80112, on Thursday, April 27, 2000, at 1:00 p.m., Mountain Daylight Time, for the following purposes:

          1. ELECTION OF DIRECTORS. To elect two Class II Directors of the Company to serve until the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified;

          2. AMEND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES. To approve an amendment to the Restated Certificate of Incorporation of the Company to increase the number of shares of common stock, par value $.001 per share, which the Company is authorized to issue from one hundred twenty-five million (125,000,000) shares to seven hundred fifty million (750,000,000) shares;

          3. AMEND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED PREFERRED SHARES. To approve an amendment to the Restated Certificate of Incorporation of the Company to increase the number of shares of preferred stock, par value $.001 per share, which the Company is authorized to issue from twelve million five hundred thousand (12,500,000) shares to twenty million (20,000,000) shares;

          4. APPROVAL AND RATIFICATION OF AMENDMENTS TO THE 1998 STOCK INCENTIVE PLAN. To increase the number of shares reserved for issuance under the 1998 Stock Incentive Plan by 7,500,000 shares, adopt a limit on the maximum number of shares with respect to which options may be granted to any grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended, as well as certain other amendments that do not require stockholder approval.

          5. SELECTION OF INDEPENDENT AUDITORS. To ratify the appointment of KPMG LLP as the independent auditors for the Company for the year ending December 31, 2000; and

          6. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on March 14, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED, USE VERIO'S INTERNET VOTING PROCEDURES OR CAST YOUR VOTE VIA TELEPHONE, TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD OR USE VERIO'S INTERNET OR TELEPHONE VOTING PROCEDURES AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                            By Order of the Board of Directors

                                            /s/ JUSTIN L. JASCHKE
                                            ------------------------------------
                                            Justin L. Jaschke
                                            Chief Executive Officer

Englewood, Colorado
March 27, 2000

                                                          Mailed to Stockholders
                                                      on or about March 27, 2000

                                   VERIO INC.
                      8005 SOUTH CHESTER STREET, SUITE 200
                           ENGLEWOOD, COLORADO 80112

                                PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Verio Inc., a Delaware corporation (the "Company" or "Verio"), in connection with the solicitation by the Board of Directors (the "Board" or "Board of Directors") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, April 27, 2000 at 1:00 p.m., Mountain Daylight Time, at the Inverness Hotel & Golf Club, 200 Inverness Drive West, Englewood, Colorado 80112, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXY

     Any proxy given pursuant to this solicitation and any votes cast using Verio's Internet or telephone voting procedures may be revoked by the person giving it at any time before it is exercised by: (1) delivering to the Company (to the attention of Steven W. Sackman, the Company's Assistant Secretary) a written notice of revocation or a duly executed proxy bearing a later date; (2) casting a later vote using the Internet or telephone voting procedures; or (3) attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of Verio's common stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation. Additionally, solicitation of proxies of brokers, banks, nominees and institutional investors will be made pursuant to the special engagement of Skinner & Co., Inc. at a cost to the Company of $5,000, which combines fees and out-of-pocket expenses, but excludes bulk bank and broker shipping costs.

     The close of business on March 14, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 78,724,424 shares of common stock outstanding and entitled to vote at the Annual Meeting, held by 385 stockholders of record. The presence at the Annual Meeting of a majority, or 39,362,213 of these shares of common stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. Directors shall be elected by a plurality of the votes cast.

     If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. The enclosed proxy is solicited by the Board, and, when returned properly completed, will be voted as you direct on your proxy card. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the Annual Meeting. An automated system administered by the Company's transfer agent will tabulate affirmative and negative votes, abstentions and broker non-votes. An employee of the transfer agent will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for quorum purposes, and each is tabulated separately. The ratification of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of Verio's Common Stock present or represented and entitled to vote at the Annual Meeting. The amendments to the Restated Certificate of Incorporation to increase, respectively, the number of authorized shares of common stock and preferred stock, as well as the amendments to the 1998 Stock Incentive Plan, will require the affirmative vote of a majority of the shares of Verio's outstanding common stock. Because abstentions are treated as shares present or represented and entitled to vote for the purposes of determining whether a matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and effectively count as votes against Proposal No. 2, Proposal No. 3 and Proposal No. 4, the amendments to the Restated Certificate of Incorporation and the amendments to the 1998 Stock Incentive Plan. However, with respect to Proposal No. 5, requiring the affirmative vote of a majority of the shares present and entitled to vote, broker non-votes shall have no effect. With respect to Proposal No. 1, requiring a plurality of the votes cast by stockholders entitled to vote who are present in person or by proxy, broker non-votes have no effect.

VOTING BY TELEPHONE OR THE INTERNET

     Stockholders can save the Company expense by voting their shares over the telephone or by voting on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder. (General Corporation Law of the State of Delaware, Section 212(c)). The voting procedures available to stockholders for the Annual Meeting are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

     Stockholders may go to HTTP://WWW.EPROXY.COM/VRIO/ to vote on the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also vote by calling 1-(800) 240-6326 (toll-free) and following the recorded instructions.

     Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company's proxy card. Beneficial owners may also be able to vote by telephone or the Internet. They should follow the instructions on the form they receive from their bank, broker, or other agent.

     The method of voting used will not limit a stockholder's right to attend the Annual Meeting.

RECEIVING PROXY MATERIALS ON THE INTERNET

     Stockholders may sign up on the Internet to access future proxy materials and other stockholder communications on the Internet instead of receiving printed materials by mail. This will reduce the Company's printing and postage costs. In order to access the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. You can access the Internet site at HTTP://WWW.EPROXY.COM/VRIO/ for additional information and to sign up. You will be asked to enter the company number and control number contained on your proxy card.

     When proxy materials for the Annual Meeting to be held in the year 2001 are ready for distribution, those who have accepted electronic access will receive a proxy card with instructions for viewing proxy materials and for voting. Acceptance of electronic receipt will remain in effect until it is withdrawn. It can be withdrawn at any time by going to the consent site at HTTP://WWW.ECONSENT.COM/VRIO/.

     Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of Verio common stock that is held for you by a broker or bank, you may contact that broker or bank to find out whether this service is available to you.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Bylaws authorize the number of directors to be not less than five nor more than eleven. The Board currently consists of seven members. The Company's Board of Directors is divided into three classes: Class I, Class II and Class III. Each class serves staggered terms with the initial term of each class expiring, respectively, at the first, second and third succeeding annual meeting of the stockholders of the Company held following the Company's initial public offering in May 1998. The Board is currently composed of two Class II Directors (Messrs. Steven C. Halstedt and James C. Allen), whose terms will expire at the Annual Meeting and who have been nominated by the Company's Board to continue to serve as Class II Directors for a three-year term following the Annual Meeting; three Class III Directors (Messrs. Justin L. Jaschke, Trygve E. Myhren and Yukimasa Ito), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2001; and two Class I Directors (Messrs. Arthur L. Cahoon and Paul J. Salem ), whose terms will expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2002. At each annual meeting of stockholders, directors will be elected for full terms of three years to succeed those directors whose terms are expiring.

     In October 1999, George J. Still, Jr. resigned as a Class II Director and in February 2000, Herbert R. Hribar resigned as a Class I Director. The remaining directors on the Board did not appoint any persons to fill those resulting Class I and Class II vacancies.

     At the Annual Meeting, the stockholders will elect two Class II Directors, who will serve a three-year term until the annual meeting of stockholders to be held in 2003 or until a successor is elected or appointed and qualified or until such director's earlier resignation or removal. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected. Proxies received will be voted "FOR" the election of all nominees unless otherwise directed. Pursuant to applicable Delaware corporation law, assuming the presence of a quorum, two directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy. Thus, nominees who receive the first and second highest number of votes in favor of their election will be elected, regardless of the number of abstentions or broker non-votes.

     Certain information about each of the Class II nominees is furnished below:

     Steven C. Halstedt has served as Chairman of the Board since we were formed in March 1996. Mr. Halstedt is a co-founder of The Centennial Funds. Mr. Halstedt has 18 years of direct venture capital experience and serves as a general partner of each of the Centennial Holdings' partnerships. Prior to co-founding The Centennial Funds in 1981, he was Executive Vice President and Director of Daniels & Associates, Inc., a private communications service company involved in cable television system operations. Mr. Halstedt is a member of the board of directors of Formus Communications, Inc., Gabriel Communications, Inc. and VeloCom, Inc. He is a former Chairman of the Board of OneComm Corporation, PageAmerica Group, Inc. and Orion Network Systems, Inc., all publicly traded telecommunications companies. Mr. Halstedt received a Bachelor of Science with distinction in management engineering from Worcester Polytechnic Institute, and earned a Master of Business Administration from the Amos Tuck School of Business Administration at Dartmouth College, where he was named an Edward Tuck Scholar. He attended the University of Connecticut School of Law. He was a Platoon Leader and Battalion Operations Officer in a U.S. Army Combat Engineer Battalion in Vietnam.

     James C. Allen has served as a director of Verio since May 1996. Mr. Allen is an Investment Director and member of the general partner of Meritage Private Equity Fund. Mr. Allen served as CEO of Brooks Fiber Properties, Inc. from April 1993 until its acquisition by MCI WorldCom in February 1998. Mr. Allen has 25 years of experience as an entrepreneur, operator, financier, expert witness and advisor in cable television and broadband telecommunications. Prior to joining Brooks in 1993, he served as Chief Financial Officer and Chief Operating Officer of David Lipscomb University from which he holds a Bachelor of Science degree. Mr. Allen was a founder and former President, CFO and COO of Cencom Cable Associates, which was purchased by a subsidiary of Hallmark Cards, and a former Vice President of Operations of Telecom Engineering, Inc., a telecommunications engineering and consulting firm with clients in both the telephone and cable television industries. Mr. Allen previously held positions as Vice President of Operations of United Cable Television, Divisional Manager of Continental Telephone Corporation, and Vice President of Finance for National Communications Service Corporation. Mr. Allen is a member of the board of directors of MCI WorldCom, Inc. and Completel, LLC. Mr. Allen also previously was a member of the board of directors of MetroNet Communications Corp., a local exchange carrier.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2

                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
             RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE
                  AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     The Company's stockholders are being asked to act upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of common stock, par value $.001 per share, which the Company is authorized to issue from one hundred twenty-five million (125,000,000) shares to seven hundred fifty million (750,000,000) shares. On February 17, 2000, the Board of Directors approved this amendment to the Company's Restated Certificate of Incorporation, subject to stockholder approval. The Board has directed that the proposal to approve this amendment to the Restated Certificate of Incorporation be submitted to the Company's stockholders for consideration and action.

     The text of the proposed amendment to the Restated Certificate of Incorporation to increase the authorized number of shares of common stock described in this Proposal No. 2 is set forth in Exhibit A attached to this Proxy Statement and is incorporated by reference herein.

     If the amendment to the Restated Certificate of Incorporation is approved by the stockholders, the amendment will become effective upon filing a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the increase in authorized shares.

PURPOSES AND EFFECTS OF THE INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     The amendment to the Restated Certificate of Incorporation described in this Proposal No. 2 would increase the number of shares of common stock that the Company is authorized to issue from one hundred twenty-five million (125,000,000) shares to seven hundred fifty million (750,000,000) shares. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities to raise additional capital or effect acquisitions, and to respond to a changing corporate environment. For example, shares of stock may be required in order to effect such things as financings, corporate mergers or acquisitions, an increase in the number of shares reserved under any of the Company's stock option or stock purchase plans, stock dividends, stock splits or other corporate purposes. At present, the Company has no specific plans, agreements or understandings to undertake any such actions that would involve the issuance of additional shares of common stock. No further action or authorization by the stockholders would be necessary prior to the issuance of additional shares unless applicable laws or regulations require such approval.

     Stockholders should note that certain disadvantages may result from the adoption of this Proposal No. 2. After the proposed amendment to the Restated Certificate of Incorporation is effected, there would be a greater number of shares of common stock available for issuance by the Company, and individual stockholders could therefore experience a significant reduction in the stockholder's relative percentage interest in the Company with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued.

     The availability for issuance of additional shares of the Company's common stock would also enable the Board to render more difficult or discourage an attempt to obtain control of the Company. For example, the issuance of shares in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company.

     Each additional share of common stock authorized by the amendment to the Restated Certificate of Incorporation described in this Proposal No. 2 would have the same rights and privileges as each share of common stock currently authorized or outstanding.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE
             THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
                    INCORPORATION TO INCREASE THE AUTHORIZED
                       NUMBER OF SHARES OF COMMON STOCK.

                                 PROPOSAL NO. 3

                   APPROVAL OF AN AMENDMENT TO THE COMPANY'S
             RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE
                 AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK

     The Company's stockholders are being asked to act upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation, to increase the number of shares of preferred stock, par value $.001 per share, which the Company is authorized to issue from twelve million five hundred thousand (12,500,000) shares to twenty million (20,000,000) shares. On February 17, 2000, the Board of Directors approved this amendment to the Company's Restated Certificate of Incorporation, subject to stockholder approval. The Board has directed that the proposal to approve this amendment to the Restated Certificate of Incorporation be submitted to the Company's stockholders for consideration and action.

     The text of the proposed amendment to the Restated Certificate of Incorporation to increase the authorized number of shares of preferred stock described in this Proposal No. 3 is set forth in Exhibit B attached to this Proxy Statement and is incorporated by reference herein.

     If the amendment to the Restated Certificate of Incorporation is approved by the stockholders, the amendment will become effective upon filing a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the increase in authorized shares.

PURPOSES AND EFFECTS OF THE INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK

     The amendment to the Restated Certificate of Incorporation described in this Proposal No. 3 would increase the number of shares of preferred stock that the Company is authorized to issue from twelve million five hundred thousand (12,500,000) shares to twenty million (20,000,000) shares. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable market opportunities and to respond to a changing corporate environment. For example, shares of stock may be required in order to effect such things as financings, corporate mergers or acquisitions or other corporate purposes. At present, the Company has no specific plans, agreements or understandings to undertake any such actions that would involve the issuance of additional shares of preferred stock. No further action or authorization by the stockholders would be necessary prior to the issuance of additional shares unless applicable laws or regulations otherwise require such approval in connection with a particular transaction involving the issuance of such shares.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO
         APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
                    INCORPORATION TO INCREASE THE AUTHORIZED
                      NUMBER OF SHARES OF PREFERRED STOCK.

                                 PROPOSAL NO. 4

                    APPROVAL AND RATIFICATION OF AMENDMENTS
                        TO THE 1998 STOCK INCENTIVE PLAN

     The Company's stockholders are being asked to approve amendments to the Company's 1998 Stock Incentive Plan. The proposed amendments to the 1998 Stock Incentive Plan will (a) increase the number of shares reserved for issuance under the 1998 Stock Incentive Plan by 7,500,000 shares and (b) adopt a limit on the maximum number of shares with respect to which options may be granted to any grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company. The amendments to the 1998 Stock Incentive Plan will enable the Company to continue to grant longer-term incentives in the form of stock options as needed in order to continue to attract and retain employees in our highly competitive industry. The 1998 Stock Incentive Plan is intended to enhance the Company's ability to provide individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers. The stock options granted under this Plan increase stockholder value by further aligning the interests of these individuals with the interests of the Company's stockholders, by providing our employees an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance.

     Since Verio's inception, options have constituted an important and significant component of the compensation offered to employees of the Company. Especially in the highly competitive Internet, telecommunications and high technology industries, the ability to attract initially, and retain over the longer term, highly qualified employees is essential to our Company's success. The grant of stock options in these industries is often the primary consideration of individual employees in making employment decisions, both at the time of initial employment and later when they consider possible employment alternatives. As a result, in order for Verio to be competitive in attracting and retaining employees -- often our most important and valuable assets -- it is essential that we have a sufficient number of options available for grant under our Stock Incentive Plan going forward.

     During 1999, our Board of Directors undertook an evaluation through an independent consulting company of the overall compensation levels of the company's employees and officers relative to other comparable companies, including many of our competitors. This evaluation disclosed that overall, our current compensation levels and programs, including specifically our overall option grants, are in keeping with those of our peers and generally in the industry. The evaluation also resulted in recommendations for adjustments in specified compensation levels, including option grants, in order to better ensure the competitiveness of the compensation level of certain of our employees and officers. We expect that we will continue to evaluate our compensation levels going forward in order to continue to ensure that we can retain current employees and attract new employees who are essential to our continued growth and success.

     The Compensation Committee of our Board carefully considers the appropriate level of stock option grants to be awarded in connection with new employee hires, and to current employees in connection with ongoing incentive awards as earlier grants vest and become exercisable. The Compensation Committee takes into account, in addition to the option grant levels required in order for us to successfully attract and retain employees, other factors such as the potential dilutive impact to our stockholders, the overall ratio of our outstanding option grants to total outstanding shares, and the similar ratios of our competitors and peers. As a result, the additional award authority for which we are requesting approval in this proposal will be utilized over time, as awards are made in accordance with the mechanisms and guidelines established by our Board, after considering this and various other relevant factors.

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal No. 4.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
               OF THE AMENDMENTS TO THE 1998 STOCK INCENTIVE PLAN

     The following summary of the 1998 Stock Incentive Plan, including the proposed amendments, is subject in its entirety to the specific language of the 1998 Stock Incentive Plan, a copy of which is attached hereto as Exhibit C and which is also available to any stockholder upon request.

GENERAL DESCRIPTION

     The 1998 Stock Incentive Plan (the "Plan") was approved by the Board of Directors on February 18, 1998. On March 19, 1998, the Board adopted and approved an amendment and restatement of the Plan to increase the number of Shares available for issuance under the Plan. The Plan, as amended and restated, was approved by the stockholders of the Company as of April 10, 1998. On February 17, 2000, the Board of Directors approved amendments to the Plan, conditioned upon and not to take effect until approval by the Company's stockholders, to (a) increase the number of shares of common stock reserved for issuance under the Plan by 7,500,000 shares and (b) to adopt a limit on the maximum number of shares with respect to which options may be granted to any grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code.

     The Plan permits the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code only to employees of the Company or any parent or subsidiary corporation of the Company. Non-qualified stock options may be granted to employees, directors and consultants. As of February 29, 2000, options to purchase a total of 13,265,797 shares were outstanding under the Plan at a weighted average exercise price of $19.31 per share, and 933,662 shares remained available for future grant under the Plan. As of that same date, the number of employees, directors and consultants eligible to receive grants under the Plan was approximately 2,000 persons.

     The Plan provides for the grant of options, including ISOs and non-qualified stock options (collectively, the "Awards") with an exercise privilege at a fixed price related to the common stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions.

     Amendment to Increase Shares Reserved. As of March 1, 2000, the number of shares reserved for issuance under the Plan is 14,199,459. This number equals the original 12,398,600 shares authorized for issuance at the time the Plan was implemented, plus another 1,800,859 shares that, since the implementation of the Plan, have been cancelled, forfeited or expired under two separate stock incentive plans under which options were granted to employees of the Company prior to the implementation of the Plan. Under the express provisions of the Plan, as and to the extent that options granted under the two earlier plans are forfeited, expire or are cancelled without delivery of shares, or which otherwise result in the forfeiture of shares back to Verio, there is an automatic corresponding increase in the shares authorized for issuance under the Plan. As a result, the level of authority under the Plan has increased, and will continue to increase, as options that were granted under those earlier plans expire or are forfeited or cancelled. The proposed amendment to the Plan provides that the number of shares reserved for issuance will be increased by 7,500,000 shares, bringing the total reserve for issuance to 19,898,600, plus the number of shares cancelled or forfeited or that expire under the two earlier plans. With the forfeitures, cancellations, and expirations that have occurred as of February 29, 2000, this means that, with the effectiveness of the proposed plan amendment, the total share authority under the Plan will be 21,699,459. Under the current terms of the Plan, this number will continue to automatically increase as and to the extent that further options expire or are cancelled or forfeited under those two earlier plans. As of February 29, 2000, the total number of options that remain outstanding under those two earlier plans is 2,491,500.

     Amendment to Adopt Code Section 162(m) Limitations. The Board, subject to stockholder approval, adopted an amendment to the Plan to limit the number of options which may be awarded to an employee in any fiscal year to 500,000 shares. However, in connection with his or her initial commencement of services with the Company, a participant in the Plan may be granted stock options for up to an additional 500,000 shares, which shall not count against the limit set forth in the previous sentence. The purpose of the amendment is to ensure that any options granted under the Plan after the 2000 Annual Meeting will qualify as "performance-based compensation" under Section 162(m) of the Code.

     Under Code Section 162(m) no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to its chief executive officer and each of its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by the Company's stockholders that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible employees under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of Company common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to employees only if the stock price appreciates. Although Code Section 162(m) generally became effective in 1994, a special rule allows options granted under the Plan to be treated as qualifying under Code Section 162(m) without having a per-person share limit until the stockholders approve a material modification of the Plan, after the initial public offering occurs, such as the increase in the number of shares of common stock which may be issued under the Plan.

     If the stockholders do not approve the Code Section 162(m) amendment, any compensation expense of the Company associated with the options granted under the Plan in excess of the shares currently available for issuance (together with all other non-performance based compensation) in excess of $1 million for any of the Company's five highest paid officers will not be deductible under the Code.

     Other Amendments. The amendment and restatement of the Plan also includes the following other amendments which are not subject to approval by the stockholders of the Company. The Board approved an amendment to eliminate the authority to grant awards other than options. Prior to the amendment, stock appreciation rights, dividend equivalent rights, restricted stock, performance units, and performance shares could be granted under the Plan. The Board also set the maximum term of each Award at eight years. Prior to the amendment, the maximum term of each Award under the Plan was determined by the Plan administrator, provided that the term of an ISO could not exceed 10 years. However, in the case of an ISO granted to an optionee who, at the time the option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any subsidiary or parent, the maximum term of the ISO is five years or such shorter term as may be provided in the option agreement. Last, the Board approved an amendment to require that the exercise price of all awards under the Plan must equal or exceed 100% of the fair market value per share on the date of grant. Prior to the amendment, the exercise price of non-qualified stock options was permitted to equal 85% of the fair market value per share on the date of grant.

     Administration. The Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the Compensation Committee, which has been designated by the Board as the "Administrator" of the Plan. The Compensation Committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). With respect to Awards under the Plan subject to Code Section 162(m), the Compensation Committee is comprised solely of two or more "outside directors" as defined under Code Section 162(m) and applicable tax regulations. For grants of Awards to individuals not subject to Rule 16b-3 and Code Section 162(m), the Board may authorize one or more officers to grant such Awards.

     Amendment and Termination. The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards under the Plan granted to residents therein, the Company will obtain stockholder approval of any amendment to the Plan in such a manner and to such a degree as required. The Plan will terminate on February 17, 2008 unless previously terminated by the Board.

     Other Terms. Stock options granted under the Plan may be either ISOs under the provisions of Section 422 of the Code, or non-qualified stock options. ISOs may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. Non-qualified stock options may be granted to employees, directors and consultants. Under the Plan, Awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     The Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however, the term of an ISO may not be for more than eight years (or five years in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator. In the case of ISOs, such price cannot be less than 100% (or 110%, in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the common stock on the date the option is granted. The exercise price of non-qualified stock options shall not be less than 100% of the fair market value. The exercise price is generally payable in cash or, in certain circumstances, with a promissory note, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of common stock. The aggregate fair market value of the common stock with respect to any ISOs that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

     The Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the Plan. The Plan also permits the Administrator to include a provision whereby the grantee may elect, at any time while an employee, director or consultant, to exercise any part or all of the Award prior to full vesting of the Award.

     Under the Plan, ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the Plan permits the designation of beneficiaries by holders of ISOs. Other Awards are transferable to the extent provided in the Award agreement.

     Under the Plan, the Administrator may establish one or more programs under the Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees.

     Certain Federal Tax Consequences. The grant of a non-qualified stock option under the Plan does not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

     The grant of an ISO under the Plan does not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     The "spread" under an ISO -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     THE FOREGOING IS ONLY A SUMMARY OF THE CURRENT EFFECT OF FEDERAL INCOME TAXATION UPON THE GRANTEE AND THE COMPANY WITH RESPECT TO THE SHARES PURCHASED UNDER THE PLAN. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A GRANTEE'S DEATH OR THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY TO WHICH THE GRANTEE MAY BE SUBJECT.

     Amended Plan Benefits. As of the date of this Proxy Statement, no executive officer, director and no associates of any executive office or director, has been granted any options subject to stockholder approval of the proposed amendment. The benefits to be received pursuant to the Plan amendments by the Company's executive officers, directors and employees are not determinable at this time.

                                 PROPOSAL NO. 5

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     KPMG LLP served as the Company's independent auditors in 1999, and have been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 2000.

     Although the appointment of KPMG LLP is not required to be submitted to a vote of the stockholders, the Board believes it appropriate as a matter of policy to request that the stockholders ratify the appointment of the independent public accountants for the fiscal year ending December 31, 2000. In the event a majority of the votes cast at the meeting are not voted in favor of ratification, the adverse vote will be considered as a direction to the Board of Directors of the Company to select other auditors for the fiscal year ending December 31, 2000.

     A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions submitted either orally or in writing at the meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
            THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT
             AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Verio's common stock, as of the Record Date, unless otherwise indicated, by:

          (1) each stockholder known by Verio to own beneficially more than five percent, in the aggregate, of Verio's common stock;

          (2) each director of Verio who owns shares of Verio's common stock;

          (3) the named executive officers determined for the fiscal year ended December 31, 1999 who own shares of Verio's common stock;

          (4) all executive officers and directors of Verio as a group who own shares of Verio's common stock; and

          (5) the number of shares of Verio's common stock subject to options or warrants owned by any of the above-mentioned persons that are currently exercisable or exercisable within 60 days of the Record Date.

     The beneficial ownership is calculated based on 78,724,424 total shares of common stock outstanding as of the Record Date. The information concerning share numbers provided in this section has been adjusted to reflect the Company's two-for-one common stock split that was effected on August 20, 1999. In presenting the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants owned by such person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding; provided, that such shares are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. Except as indicated below and pursuant to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to the shares set forth opposite such person's name.

     Putnam Investments, Inc., on behalf of itself, Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. filed a Schedule 13G/A, dated February 18, 2000, which discloses that as of December 31, 1999, Putnam Investments, Inc. had shared voting power over 51,307 shares and shared dispositive power over 7,097,107 shares of Verio's common stock.

     MCI WorldCom, formerly known as World Com, may be deemed to indirectly beneficially own the shares owned by Brooks Fiber Properties, Inc. as a result of the acquisition of Brooks Fiber Properties, Inc. by WorldCom, which resulted in Brooks Fiber Properties, Inc. becoming a wholly owned subsidiary of MCI WorldCom.

     AMVESCAP PLC filed a Schedule 13G, dated February 4, 2000, on behalf of itself and certain related persons and entities, which discloses that as of December 31, 1999, AMVESCAP PLC had shared dispositive power over 4,115,403 shares of Verio's common stock.

     FMR Corp., on behalf of itself and certain related persons and entities, holds 4,067,430 shares of Verio's common stock, of which FMR Corp. has sole voting power over 338,530 shares and sole dispositive power over 4,067,430 shares. The number of shares in the following table is based upon information provided to the Company by FMR Corp.

     Mr. Halstedt holds 68,988 shares of Verio's common stock personally. Mr. Halstedt disclaims beneficial ownership of the options exercisable for 60,000 shares of Verio's common stock which were granted to him pursuant to the 1998 Non-Employee Director Stock Incentive Plan (of which options exercisable for 20,000 shares vested on May 11, 1999 and options exercisable for 20,000 shares will vest on May 11, 2000). By contract with Centennial Holdings, Inc., of which he is an officer and director, Mr. Halstedt is required to transfer any economic benefit deriving from such options to Centennial Holdings, Inc.

     The shares of Verio's common stock held by Mr. Allen include 61,680 shares that he transferred to the James C. Allen Revocable Trust. In accordance with the rules of the Exchange Act, Mr. Allen may be deemed to be the beneficial owner of such shares.

     On September 30, 1998, Mr. Myhren assigned to Myhren Media, Inc. the options exercisable for 60,000 shares of Verio's common stock which were granted to him pursuant to the 1998 Non-Employee Director Stock Incentive Plan (of which options exercisable for 20,000 shares vested on May 11, 1999 and options exercisable for 20,000 shares will vest on May 11, 2000). Mr. Myhren is the President of Myhren Media, Inc. and may be deemed to indirectly beneficially own these options. Mr. Myhren disclaims beneficial ownership of these options.

     Mr. Salem holds 4,348 shares of Verio's common stock personally. On February 16, 2000, Mr. Salem transferred 197,071 shares of Verio common stock to the Navyn 2000 Securities Trust. In accordance with the rules of the Exchange Act, Mr. Salem may be deemed to be the beneficial owner of such shares. On October 9, 1998, Mr. Salem assigned to Providence Equity Partners Inc. the options exercisable for 60,000 shares of Verio's common stock which were granted to him pursuant to the 1998 Non-Employee Director Stock Incentive Plan (of which options exercisable for 20,000 shares vested on May 11, 1999 and options exercisable for 20,000 shares will vest on May 11, 2000). Providence Equity Partners Inc. exercised these 20,000 vested stock options on May 12, 1999. Mr. Salem is Managing Director of Providence Equity Partners Inc. and may be deemed to indirectly beneficially own these options. Mr. Salem disclaims beneficial ownership of these options.

     The shares of Verio's common stock held by Mr. Cahoon do not include the 43,784 shares held of record by Pam Fitch as Trustee of the Arthur Logan Cahoon Grantor Retained Annuity Trust dated May 29, 1998. Mr. Cahoon may be deemed to indirectly beneficially own the shares held by the Trust. Mr. Cahoon disclaims beneficial ownership of these shares. On December 28, 1999, Mr. Cahoon transferred (i) 13,472 shares of Verio common stock, (ii) warrants exercisable for 913,894 shares of Verio common stock and (iii) the options exercisable for 60,000 shares of Verio common stock which were granted to him pursuant to the 1998 Non-Employee Director Stock Incentive Plan (of which options exercisable for 20,000 shares vested on January 5, 2000) to the Arthur L. Cahoon Investments Trust, UA 12/23/99, David A. Damico, Trustee. In accordance with the rules of the Exchange Act, Mr. Cahoon may be deemed to be the beneficial owner of such shares.

                                                          NUMBER OF
                                                            SHARES       PERCENTAGE
                                                         BENEFICIALLY   BENEFICIALLY     EXERCISABLE
HOLDERS                                                     OWNED          OWNED       OPTIONS/WARRANTS
-------                                                  ------------   ------------   ----------------
Nippon Telegraph and Telephone Corporation.............   8,987,754         11.4%                --
  Global Communications Headquarters
  Tokyo Opera City Tower
  20-2 Nishi-Shinjuku 3-chome
  Shinjuku-ku
  Tokyo 163-14, Japan
Putnam Investments, Inc. ..............................   7,097,107          9.0%                --
  One Post Office Square
  Boston, Massachusetts 02109
Brooks Fiber Properties, Inc...........................   4,169,942          5.2%         1,408,320
  500 Clinton Center Drive
  Clinton, Mississippi 39056
AMVESCAP PLC...........................................   4,115,403          5.2%                --
  11 Devonshire Square
  London EC2M 4YR, England
FMR Corp...............................................   4,067,430          5.1%                --
  82 Devonshire Street
  Boston, Massachusetts 02109
Steven C. Halstedt.....................................      68,988             *                --
Justin L. Jaschke......................................     963,568          1.2%           600,000
James C. Allen.........................................     101,680             *            40,000
Trygve E. Myhren.......................................     120,000             *           100,000
Paul J. Salem..........................................     201,419             *                --
Arthur L. Cahoon.......................................     947,366          1.2%           933,894
Yukimasa Ito...........................................          --           --                 --
Chris J. DeMarche......................................     299,018             *           155,334
Carla Hamre Donelson...................................     235,030             *           202,000
Peter B. Fritzinger....................................     143,406             *           105,000
All executive officers and directors as a group (11
persons)...............................................   3,234,233          3.9%         2,262,210

---------------

* Less than 1%

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to the Board of Directors and executive officers, as well as certain other members of senior management, of Verio as of the Record Date:

NAME                         AGE                           POSITION(S)
----                         ---                           -----------
Steven C. Halstedt.........  53    Chairman of the Board
Justin L. Jaschke..........  42    Chief Executive Officer, Director
James C. Allen.............  53    Director
Trygve E. Myhren...........  63    Director
Paul J. Salem..............  36    Director
Yukimasa Ito...............  44    Director
Arthur L. Cahoon...........  44    Director
Sean G. Brophy.............  41    Vice President of Corporate Development
Chris J. DeMarche..........  43    Chief Technical Officer
Carla Hamre Donelson.......  44    Vice President, General Counsel and Secretary
Isabel Ehringer............  36    Vice President of Technology Services
Peter B. Fritzinger........  41    Chief Financial Officer
Barbara L. Goworowski......  39    Vice President of Marketing and Chief Marketing Officer
Douglas R. Schneider.......  37    President of Web Services
Edric N. Starbird..........  34    Vice President of Customer Operations
James P. Treuting..........  38    President of eBusiness Services

     All of the officers identified above serve at the discretion of the Board. The following are brief biographies of these individuals (other than Messrs. Halstedt and Allen, whose biographies are included above in Proposal No. 1 in connection with their recommended re-election at the Annual Meeting).

     Justin L. Jaschke has served as Chief Executive Officer of Verio since we were formed in March 1996. He also is a member of the Board. Prior to forming Verio, Mr. Jaschke served as Chief Operating Officer for Nextel Communications following its merger with OneComm in July of 1995. Mr. Jaschke served as OneComm's President and as a member of its board of directors from the time that he joined that company in April 1993 until the company's merger with Nextel. Mr. Jaschke currently serves on the board of directors of Metricom, a leading wireless data communications provider, and on the board of directors of Dobson Communications, a rural cellular and local exchange provider. From May 1990 to April 1993, Mr. Jaschke served as President and CEO of Bay Area Cellular Telephone Company. From November 1987 to May 1990, Mr. Jaschke was Vice President of Corporate Development of PacTel Cellular, and from 1985 to 1987, was Director of Mergers and Acquisitions for PacTel Corporation. Prior to that, Mr. Jaschke was a management consultant with Marakon Associates. Mr. Jaschke received a Bachelor of Science degree summa cum laude in mathematics from the University of Puget Sound and a Master of Science degree in management from the Sloan School of Management at MIT.

     Trygve E. Myhren has served as a director of Verio since April 1997. Mr. Myhren is President of Myhren Media, Inc., a private investment firm concentrating in media, telecommunications, software and Internet-related and consumer products companies. From 1990 to 1996, Mr. Myhren was President and a director of The Providence Journal Company. From 1975 until 1988, Mr. Myhren was an officer of American Television and Communications Corporation, the cable television subsidiary of Time, Inc., now Time/Warner Cable, serving as Chairman and CEO from 1980 to 1988. Mr. Myhren also serves on the boards of The Providence Journal Company, Advanced Marketing Services, Peapod, Inc., CableLabs, J.D. Edwards, Inc., WNP, Inc., Founders Funds and The University of Denver. Previously, Mr. Myhren served as chairman of the National Cable Television Association, and also served on the boards of Turner Broadcasting Systems, Continental Cablevision, Inc., Citizens Bank and several internal Time, Inc. boards, including Home Box Office, Temple-Eastex and Time Magazine Group. He also served on the Federal Communications Commission's Advisory Committee on High Definition TV. Mr. Myhren has an undergraduate degree in political science and philosophy from Dartmouth and a Master of Business Administration from the Amos Tuck Graduate School at Dartmouth. He served three and one-half years as a naval officer with the U.S. Pacific Fleet.

     Paul J. Salem has served as a director of Verio since December 1996. Mr. Salem is Managing Director of Providence Equity Partners, Inc., and is a partner of the general partner of Providence's private equity funds. Providence manages over $500 million in equity and specializes in communications and media investments. Mr. Salem has been responsible for many of Providence's investment activities, including its investments in competitive local exchange companies, enhanced specialized mobile radio, wireless data networks, radio representation, telecommunications infrastructure and other areas. From February 1992 to December 1996, Mr. Salem was a Vice President at Narragansett Capital, Inc., an investment management company. He is currently a director of AT&T Canada, Inc., Mpower Communications and Tele1Europe AB. Prior to joining Providence, Mr. Salem worked for Morgan Stanley & Co. in corporate finance and mergers and acquisitions. Previously, Mr. Salem spent four years with Prudential Investment Corporation, an affiliate of Prudential Insurance, where his responsibilities included private placement financings, leveraged buyout transactions and establishing Prudential's European investment office. Mr. Salem received a Bachelor of Arts in business from Brown University and a Master of Business Administration from Harvard Business School.

     Yukimasa Ito has been a director of Verio since September 1998. Mr. Ito is Vice President, Global IP Business of NTT Communications Corp. From November 1997 until October 1999, Mr. Ito was Vice President, Service Planning of NTT Worldwide Telecommunications Inc., a corporation specializing in providing various international telecommunications services to end-users. NTT Communications Corp. is a subsidiary of NTT which, in turn, is an affiliate of Verio. From August 1994 to October 1997, Mr. Ito was Vice President, Service Planning of NTT PC Communications, Inc. and from August 1991 until July 1994, he was Director, Corporate Planning of NTT America, Inc. Mr. Ito has worked for NTT or its subsidiaries since 1980. Mr. Ito holds a Bachelor of Engineering degree from Waseda University and a Master of Business Administration from the University of Washington. In 1990, Mr. Ito was a M.Sc. Sloan Fellow at Stanford University.

     Arthur L. Cahoon was appointed to the Board upon completion of the Hiway acquisition in January 1999. Mr. Cahoon is President of Rock Creek Capital, an investment company. Mr. Cahoon previously served as Chairman of Hiway's board of directors, CEO and a director of Hiway since May 1998. From October 1997 to May 1998, he was Chairman of Hiway Florida. Since March 1993, he has served as general partner of Rock Creek Partners, Ltd., an investment company, and executive vice president of James Dahl & Co., an investment banking company. Since January 1995, Mr. Cahoon also has served as Executive Vice President of Timberland Investment Services, LLP, an investment management company which he co-founded. Mr. Cahoon is a member of the board of directors of Mobile America. In addition, from June 1995 to June 1996, he served as President of QuinStone Industries, Inc., a manufacturing company. Prior to March 1993, Mr. Cahoon served as Executive Vice President and CFO of Cain & Bultman, Inc., a wholesale distributor. Mr. Cahoon holds a Bachelor in Business Administration degree in accounting and finance from Stetson University.

     Sean G. Brophy has served as Vice President of Corporate Development since November 1997, and prior to that served as Vice President of Marketing and Business Development for Verio since joining Verio in May 1996. Mr. Brophy served as Vice President of Marketing for OneComm and then Nextel from 1994 to 1996. He worked at Northern Telecom from 1990 through 1994 in a variety of capacities, including strategic planning and product management, where he had global responsibilities for new products for Personal Communications Services. Prior to that he worked at Bell Northern Research, the research and development arm of Northern Telecom, designing telephone equipment and services ranging from the DMS-100 to key systems. While there he was awarded patent and design excellence awards. Mr. Brophy holds a Bachelor of Science degree in computer engineering from McMaster University, a Master of Science degree in electrical engineering from Carleton University and a Master of Science degree in management from the Sloan School of Management at MIT.

     Chris J. DeMarche has been Chief Technical Officer of Verio since joining Verio in May 1996. From 1995 to 1996, Mr. DeMarche was CTO and Senior Vice President of Nextel, where he was credited with addressing many critical technology issues. From 1993 to 1995, he was Senior Vice President of Engineering and Technology at OneComm, where he was responsible for building a national engineering team and designing and implementing wireless communication networks. Mr. DeMarche also worked in advanced technology areas at PacTel Corporation and Hughes Aircraft Corporation and served in the U.S. Naval Submarine Force. Mr. DeMarche received his Master of Business Administration from UCLA in 1990, his Master of System Management from the University of Southern California in 1986, and his Bachelor of Science from the United States Naval Academy in 1978.

     Carla Hamre Donelson has served as Vice President, General Counsel and Secretary of Verio since joining Verio in October 1996 from the law firm of Morrison & Foerster LLP, where she had practiced law since March 1987. She served as a partner in that firm's business department from 1990 and as head of the Denver business practice from 1993. While in private practice, Ms. Donelson was engaged in a general corporate and transactional practice, focused primarily on the communications and related technology industries, representing domestic and foreign entities in numerous financing, merger, acquisition, investment, and licensing transactions. Ms. Donelson received her Bachelor of Arts degree in molecular biology from the University of Colorado, her Juris Doctor degree from the University of Denver College of Law, and is a member of the Colorado Bar Association.

     Isabel Ehringer has served as Vice President of Technology Services since November 1999. She joined Verio in November 1996, serving initially as the President of our Northern California regional operations and then of our Western U.S. operations. In that capacity, Ms. Ehringer was responsible for integrating the operations of local and regional ISPs that we acquired in California, Oregon, New Mexico and Washington, and managing regional sales, marketing, and customer operations. Prior to joining Verio, Ms. Ehringer served as Vice President of Information Technology for Nextel Communications, Inc. from 1991 to November 1996. Prior to that, Ms. Ehringer was Director of Development Projects for McCaw Communications, which later became AT&T Wireless. Ms. Ehringer received her Bachelor of Science degree in Electrical Engineering and Computer Science from the University of California at Berkeley.

     Peter B. Fritzinger has served as Chief Financial Officer of Verio since June 1997. From November 1993 until June 1997, Mr. Fritzinger served as Chief Financial Officer of Louis Dreyfus Natural Gas Corp., an independent, publicly held oil and gas company headquartered in Oklahoma City. From 1991 to 1993, he was Vice President of Finance and Treasurer of Louis Dreyfus Energy Corp., a diversified, global enterprise with investments in oil and gas reserves and other petroleum-related industries. Mr. Fritzinger joined Louis Dreyfus Energy Corp. from J.P. Morgan, where he was a Vice President in its corporate finance group, having held various positions with Morgan Guaranty Trust Company of New York since 1980. Mr. Fritzinger received his Bachelor of Arts degree in math and psychology from Amherst College.

     Barbara L. Goworowski was appointed as Verio's Vice President of Marketing and Chief Marketing Officer in October 1999. Ms. Goworowski is responsible for leading Verio's worldwide marketing organization, including product marketing, product management, marketing communications, advertising and public relations. Previously, Ms. Goworowski served as Vice President of Marketing for Ameritech Corporation from 1996 to October 1999. She has more than 15 years of marketing experience, including several executive positions at Ameritech Corporation and US West, Inc. Ms. Goworowski holds a Master of Business Administration degree from DePaul University and a Bachelor of Science degree in marketing from Marquette University.

     Douglas R. Schneider has served as President of Web Services since April 1999, managing the day-to-day aspects of Verio's shared and dedicated hosting, e-commerce, and application hosting operations. He joined Verio in May 1997 as President of Verio Colorado, heading our efforts to establish and build a Rocky Mountain regional presence, and subsequently was appointed President of our Rocky Mountain and Western regional operations. From 1994 to 1997, Mr. Schneider was President of AllCall, a regional distribution company he co-founded that performed customized equipment fulfillment services for OneComm, Nextel, and their dealer channels in the Rocky Mountain and Midwest states. From 1991 to 1994, he served in marketing and sales roles with CellularOne. Mr. Schneider received his Master of Business Administration degree from the Kellogg School of Management at Northwestern University and his Bachelor of Science degree in Mechanical Engineering from the University of California at Davis.

     Edric N. Starbird was appointed as Verio's Vice President of Customer Operations in October 1999. Mr. Starbird was Vice President of Enterprise Operations for MediaOne from October 1997 to August 1999, where he was responsible for customer operations, strategy and operational improvements in 12 markets, responsible for 6,000 employees and a $600 million annual budget. Prior to MediaOne, Mr. Starbird was Executive Director of Market Strategy Development for US West Media Group where he oversaw domestic and international broadband and wireless opportunities. Mr. Starbird also has extensive consulting experience in the telecommunications industry through his four years of work at ATKearny, EDS-MCS, and Ernst & Young. Mr. Starbird received his Master of Business Administration degree from Columbia Business School and holds a Bachelor of Science in Industrial Engineering from Stanford University.

     James P. Treuting has served as President of eBusiness Services since December 1999. In this role, he manages the day-to-day aspects of Verio's Internet access and co-location operations. Previously, he served as Vice President of Sales and Field Marketing from September 1999, and prior to that served as the regional President for Verio's Central U.S., Southeast and Western regions. Mr. Treuting joined Verio in October 1997 when Verio acquired Communique, Inc., an ISP headquartered in New Orleans, where he served as Chairman and CEO of that company from 1994 until its acquisition by Verio. At Communique, Mr. Treuting was responsible for overall leadership and direction and directly managed all marketing, operations, technical support, and customer care operations. From 1992 to 1994, Mr. Treuting worked for Conway Computer Consultants, where he held several key leadership positions including Divisional Manager for the Louisiana Division, which grew 700% during his tenure. From 1984 to 1992, Mr. Treuting worked for IBM, where he was awarded the 100% Quota Achievement Award in each year with direct sales responsibilities and the IBM Golden Circle Award for being in the top one percent of IBM's sales force. Mr. Treuting received his Bachelor of Business Administration degree from Loyola University of the South.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1999, the Board met nine times and acted by written consent three times. No director attended fewer than 75% of the aggregate of either (1) the total number of Board meetings held during the period for which he was a director, except for Mr. Allen, or (2) the total number of committee meetings of the Board, on which he served, held during the period for which he was a director.

     During 1999, the Board had five committees: an Executive Committee, a Finance Committee, a Compensation Committee, an Audit Committee and a Nominating Committee.

     During 1999, the Executive Committee held no meetings and acted by written consent three times. From January 1, 1999 through April 14, 1999, the Executive Committee was composed of Messrs. Halstedt and Jaschke. Herbert R. Hribar was subsequently appointed to the Executive Committee effective on April 15, 1999 and served in such capacity until his resignation as President, Chief Operating Officer and a director of Verio on February 4, 2000. The Executive Committee is responsible for reviewing and, where appropriate, authorizing corporate action with respect to the conduct of the business of Verio between Board meetings.

     The Finance Committee held two meetings in 1999. From January 1, 1999 through April 14, 1999, the Finance Committee was composed of Messrs. Halstedt, Jaschke, Still and Myhren. The Finance Committee was reconstituted effective as of April 15, 1999, so that its members now include Messrs. Allen, Jaschke and Salem. The Finance Committee is responsible for reviewing and, where appropriate, authorizing certain corporate actions with respect to the finances of Verio and certain acquisitions of affiliates not involving the issuance of stock.

     The Compensation Committee held six meetings in 1999. From January 1, 1999 through April 14, 1999, the Compensation Committee was composed of Messrs. Allen and Myhren, as well as Stephen W. Schovee, who served on the Board from the time of Verio's inception until his resignation in January 1999. The membership of the Compensation Committee was modified on April 15, 1999 to include Messrs. Myhren and Cahoon, as well as George J. Still, Jr., who served on the Board from the time of Verio's inception until his resignation in October 1999. The Compensation Committee is responsible for reviewing and establishing the compensation structure for Verio's officers and directors, including salary rates, participation in incentive compensation and benefit plans, 401(k) plans, stock option and purchase plans and other forms of compensation.

     The Audit Committee held one meeting in 1999. From January 1, 1999 through April 14, 1999, the Audit Committee was composed of Mr. Myhren, as well as Stephen W. Schovee, until his resignation from the Verio Board in January 1999. Effective as of April 15, 1999, the Audit Committee membership was changed to consist of Messrs. Cahoon and Halstedt. The Audit Committee recommends the firm to be appointed as independent accountants to audit Verio's financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of management and independent accountants with respect to Verio's financial statements and performing such other related duties and functions as are deemed appropriate by the Audit Committee and the Board. The Audit Committee has a written charter that has been adopted by the Board.

     During 1999, the Nominating Committee, which was established in April 1999, held no meetings and did not act by written consent. The Nominating Committee is composed of Messrs. Halstedt and Jaschke. George J. Still, Jr. also served on the Nominating Committee from its establishment until his resignation from the Board in October 1999. The Nominating Committee is tasked with making recommendations to the Board concerning the recruitment and selection of potential Board candidates. In addition, this committee assesses the performance of the Board, reviews the size and composition of the Board and its committees, and makes appropriate recommendations with respect to possible changes.

DIRECTORS COMPENSATION

     During calendar year 1999, each non-employee director received an annual retainer fee of $5,000 and a fee of $1,000 for each meeting of the Board attended in person or $500 for each meeting attended by telephone. The fee for Board committee meetings was $500 per meeting, whether attended in person or by telephone. A director may elect to receive these payments in the form of common stock. In April 1998, the Company adopted the 1998 Non-Employee Director Stock Incentive Plan ("Director Option Plan") under which options may be granted and shares of common stock may be issued to non-employee directors in order to better attract and retain highly qualified outside directors. Under the terms of the Director Option Plan, upon the effective date of the registration statement filed with the Securities and Exchange Commission in connection with the Company's initial public offering, each non-employee director was automatically granted an option to acquire 60,000 shares of common stock at an exercise price per share equal to the price per share in the initial public offering of the common stock less underwriting discounts and commissions. Such options vest and become exercisable in three equal installments on each yearly anniversary of the grant date. Non-employee directors elected or appointed to the Board following the initial public offering at the time of their election or appointment also were automatically granted an option to acquire 60,000 shares of common stock with the same terms and conditions at an exercise price equal to the then fair market value of the common stock. In accordance with these terms, on May 11, 1998 (the effective date of our IPO registration statement), each of Messrs. Halstedt, Allen, Myhren and Salem were granted options to purchase 60,000 shares of common stock, at an exercise price of $10.75 per share under the Director Option Plan. (That number of shares and the exercise price have been adjusted to reflect the Company's two-for-one common stock split that was effected on August 20, 1999.) Thereafter, automatically on their respective appointments to the Board, on September 11, 1998, Mr. Ito was granted an option to purchase 60,000 shares of common stock, at an exercise price of $10.25 per share, and on January 5, 1999, Mr. Cahoon was granted an option to purchase 60,000 shares of common stock, at an exercise price of $11.375 per share, under the Director Option Plan. Each of Messrs. Halstedt, Myhren, Salem, Ito and Cahoon have assigned their respective options to Centennial Holdings, Inc., Myhren Media, Inc., Providence Equity Partners Inc., NTT Rocky, Inc. and the Arthur L. Cahoon Investments Trust, UA 12/23/99, David A. Damico, Trustee, respectively.

     Under the initial terms of the Director Option Plan, after the initial three year vesting period for the automatic 60,000 options, non-employee directors would receive automatic annual grants of options to acquire an additional 6,000 shares of common stock at an exercise price equal to the fair market value of the common stock at the date of grant. Such additional options vest and become exercisable on the first anniversary of the grant date.

     On December 15, 1999, the Compensation Committee adopted a proposal to modify the non-employee director compensation policy, effective as of January 1, 2000, increasing the annual retainer fee from $5,000 to $15,000 (paid quarterly), while eliminating the payment of all individual Board and committee meeting fees. Non-employee Board members will still have the ability to elect annually to apply the retainer fee to the automatic purchase of the Company's common stock. The Compensation Committee also recommended that the Director Option Plan be amended to provide for an initial grant of 50,000 stock options when a new Board member is appointed to the Board, with these options vesting over the same three-year period as under the initial plan terms, and with subsequent annual grants of 6,000 options being made annually beginning with the first annual stockholders meeting to take place following a Board member's first full year of service on the Board (i.e., without waiting until the initial grant is fully vested.) Both of these proposals were approved by the Board on December 16, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Copies of these reports are also required to be delivered to the Company.

     The Company believes, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, that during the fiscal year ended December 31, 1999, Mr. Cahoon was inadvertently late in filing a Form 3 reporting his election as a director of the Company.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information for the years ended December 31, 1999, 1998 and 1997, respectively, concerning the compensation paid and awarded to (a) Verio's Chief Executive Officer and (b) Verio's four most highly compensated executive officers whose salaries and bonuses exceeded $100,000 who were serving as executive officers as of December 31, 1999. These individuals are referred to collectively as the "Named Executive Officers."

     As part of the Company's standard cash compensation package offered to all employees (including the Named Executive Officers), the Company provides targeted annual cash bonuses, the payment of which is based on the Company's overall achievement of performance goals established by the Board at the beginning of the year. Actual performance by the Company is measured against those goals at or following the end of the year, and the actual amount of the targeted bonus levels paid is determined based on actual performance relative to those objectives.

     Salary information for 1997 for Mr. Fritzinger and for 1998 for Mr. Hribar reflect compensation paid to each in his principal position commencing in June 1997 and July 1998, respectively. The bonus amount paid to Mr. Hribar in 1988 includes a signing bonus of $125,000, plus a "gross up" for taxes, paid by Verio at the time of his initial employment in July 1998. Information shown under "All Other Compensation" represents the cost of providing relocation benefits to Messrs. Hribar and Fritzinger.

SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                     COMPENSATION AWARDS
                                        ANNUAL COMPENSATION        -----------------------
                                   -----------------------------   RESTRICTED   SECURITIES
                                   FISCAL                            STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR    SALARY($)   BONUS($)   AWARDS($)    OPTIONS(#)   COMPENSATIONS($)
---------------------------        ------   ---------   --------   ----------   ----------   ----------------
Justin L. Jaschke................   1999     307,575         --          --      620,000              --
  Chief Executive Officer           1998     221,041         --          --      300,000              --
                                    1997     175,003     66,500      85,000           --              --
Herbert R. Hribar(1).............   1999     454,299         --          --      500,000              --
  President and Chief               1998     125,004    235,998          --      350,000          29,646
  Operating Officer                 1997          --         --          --           --              --
Chris J. DeMarche................   1999     191,825         --          --       35,000              --
  Chief Technical Officer           1998     173,541         --          --      100,000              --
                                    1997     160,004     60,800      25,000       20,000              --
Carla Hamre Donelson.............   1999     192,867         --          --       40,000              --
  Vice President, General           1998     173,541         --          --      140,000              --
  Counsel and Secretary             1997     160,004     57,760          --       20,000              --
Peter B. Fritzinger..............   1999     194,950         --          --      100,000              --
  Chief Financial Officer           1998     173,541         --          --      110,000              --
                                    1997      89,443     31,287          --       75,000          70,267

---------------

(1) Mr. Hribar, who served as President and Chief Operating Officer of Verio for all of 1999, subsequently resigned on February 4, 2000.

STOCK OPTIONS GRANTED IN 1999

     The following table contains information concerning the grant of stock options by Verio under Verio's stock option plans to the Named Executive Officers in 1999. All stock options were granted at an exercise price equal to the market price of the common stock on the last trading day before the date of grant.

     The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of the options, assuming that the stock appreciates in value from the date of grant, compounded annually, until the end of the option term at the rate specified (5% or 10%) and that the option is exercised and sold on the last day of the option term for the appreciated stock price. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in the rules and regulations of the Securities and Exchange Commission and do not represent Verio's estimate or projection of future stock price. Actual gains, if any, resulting from stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

                                                                                      POTENTIAL REALIZABLE
                                          PERCENT OF                                 VALUE AT ASSUMED ANNUAL
                           NUMBER OF        TOTAL                                     RATES OF STOCK PRICE
                           SECURITIES      OPTIONS                                   APPRECIATION FOR OPTION
                           UNDERLYING     GRANTED TO     EXERCISE                            TERM($)
                            OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION     -----------------------
NAME                       GRANTED(#)   FISCAL YEAR(%)   ($/SHARE)       DATE            5%          10%
----                       ----------   --------------   ---------   -------------   ----------   ----------
Justin L. Jaschke........   120,000          1.4%         $ 15.50    Mar. 03, 2007    3,959,688    4,236,816
                            500,000          6.0%         $25.565    Jun. 16, 2007   11,466,200   12,620,900
Herbert R. Hribar........   300,000          3.6%         $ 15.50    Mar. 03, 2007    9,899,220   10,592,040
                            200,000          2.4%         $25.565    Jun. 16, 2007    4,586,480    5,048,360
Chris J. DeMarche........    35,000          0.4%         $ 29.75    Oct. 14, 2007      656,159      736,988
Carla Hamre Donelson.....    40,000          0.5%         $ 29.75    Oct. 14, 2007      749,896      842,272
Peter B. Fritzinger......   100,000          1.2%         $ 29.75    Oct. 14, 2007    1,874,740    2,105,680

FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information with respect to the Named Executive Officers regarding the stock options exercised during 1999. It shows the aggregate number of unexercised options to purchase common stock granted in all years and held by the Named Executive Officers as of December 31, 1999, and the value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of the common stock) as of December 31, 1999. The value of unexercised options at year-end is based on the December 31, 1999 closing price of $46.188 per share of common stock as reported on the Nasdaq National Market.

                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING OPTIONS AT         IN-THE-MONEY OPTIONS
                           SHARES                        FISCAL YEAR-END(#)           AT FISCAL YEAR-END($)
                         ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     -----------   -----------   -----------   -------------   -----------   -------------
Justin L. Jaschke......        --              --      430,000       1,150,000     18,215,840      34,678,700
Herbert R. Hribar......        --              --       56,600       1,025,000      2,005,666      32,601,575
Chris J. DeMarche......    66,666       1,858,315      107,334         241,000      4,331,542       8,611,058
Carla Hamre Donelson...        --              --      182,000         298,000      7,478,216      10,447,024
Peter B. Fritzinger....    30,000         622,500       85,000         355,000      3,315,980      11,591,740

EMPLOYMENT AGREEMENTS

     As a general matter, Verio does not enter into employment agreements, and has not entered into employment agreements with any of its officers. Rather, the employment relationship with each officer is "at will." However, in connection with the initial employment of each officer, Verio and the officer executed an offer letter in which the general compensation and benefits provided to the officer are outlined, including base salary, targeted annual bonus, option grants, employee benefits and severance. The compensation levels established in such offer letters are subject to change from time to time at the discretion of the Compensation Committee.

COMPENSATION PROTECTION AGREEMENTS

     Verio has entered into compensation protection agreements with each of the Named Executive Officers and certain additional officers of Verio. Each of the compensation protection agreements contain substantially similar terms. The compensation protection agreements are for a term of three years, subject to automatic yearly extensions. In no event will the compensation protection agreements terminate within 12 months of a change in control of Verio. For purposes of the compensation protection agreements, a "change in control" includes any of the following:

     - An acquisition, other than directly from Verio, of any voting securities of Verio by any person immediately after which such person has beneficial ownership (as defined in the Exchange Act) of 40% or more of the combined voting power of Verio's then outstanding voting securities. In determining whether a change in control has occurred, voting securities which are acquired in a "non-control acquisition," as defined in the compensation protection agreements, do not constitute an acquisition which would cause a change in control;

     - If the individuals who, as of the date the compensation protection agreements were approved by the Board, were members of the Board, cease for any reason to constitute at least a majority of the Board (subject to certain provisos);

     - Approval by stockholders of Verio of a merger, consolidation or reorganization involving Verio, unless such merger, consolidation or reorganization satisfies certain specified conditions;

     - Any other merger, consolidation or reorganization that at least two-thirds of the incumbent Board determines constitutes a change in control; and

     - If a protected officer's employment is terminated prior to a change in control and the Board determines that such termination was at the request of a third party who has indicated an intention or taken steps to effect a change in control and who subsequently effectuates a change in control, or if such termination occurred in connection with, or in anticipation of, a change in control which actually occurs, then a change in control is considered to have occurred with respect to that protected officer.

     In the following circumstances involving termination of employment within 12 months following a change in control, a protected officer who is so terminated will receive the following compensation and benefits:

     - If a protected officer's employment with Verio is terminated within 12 months following a change in control by Verio for cause or by reason of the protected officer's disability (as defined in the compensation protection agreements), death or retirement, or by the protected officer other than for good reason (as defined in the compensation protection agreements), then Verio must pay to the protected officer the accrued compensation due through the date of termination. Accrued compensation includes base salary, reimbursement for reasonable and necessary expenses incurred by the protected officer on behalf of Verio during the period ending on the termination date, and vacation pay.

     - If a protected officer's employment is terminated within 12 months of a change in control for any other reason than specified above, the protected officer will receive:

        -- his or her accrued compensation;

        -- a bonus amount equal to the product of a fraction, the numerator of which is the number of days in Verio's fiscal year through the termination date and the denominator of which is 365, and the bonus amount, which will be the greater of 100% of the last annual incentive payment paid or payable to the protected officer prior to the termination date, and the protected officer's incentive target for the fiscal year in which the change in control occurs;

        -- an amount equal to two times the sum of the protected officer's annual base salary in effect immediately prior to the change in control, plus the bonus amount paid pursuant to the immediately preceding provision (except that the amount paid to Mr. Jaschke will be three times that sum);

        -- until the third anniversary of the termination date, the same rights with respect to benefits provided by Verio as were provided to the protected officer as of the effective date of the compensation protection agreement, or, if greater, at any time within 90 days preceding the date of the change in control; and

        -- the immediate vesting and removal of all restrictions on any outstanding incentive awards granted to the protected officer under Verio's stock option and other stock incentive plans or arrangements.

     The compensation protection agreements further provide that the protected officers are not required to mitigate the amount of any payment by seeking employment or otherwise. Protected officers may be entitled to additional compensation or benefits in accordance with Verio's employee benefit plans and other applicable programs, policies and practices then in effect. The compensation protection agreements contain a "gross-up" provision pursuant to which any severance payment, which would be subject to certain excise taxes occurring as a result of a change in control, would include an additional gross-up payment resulting in the protected officer retaining an additional amount equal to these excise taxes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From January 1, 1999 through April 14, 1999, the Compensation Committee was composed of Messrs. Allen and Myhren, as well as Stephen W. Schovee, who served on the Board from the time of Verio's inception until his resignation in January 1999. The membership of the Compensation Committee was modified on April 15, 1999 to consist of Messrs. Myhren and Cahoon, as well as George J. Still, Jr., who served in that capacity until his resignation in October 1999. Mr. Myhren serves as the chairman of the Compensation Committee. No member of this Committee is a present or former officer or employee of the Company or any of its subsidiaries. No member of this Committee served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

     The Compensation Committee of Verio's Board of Directors, which is comprised solely of independent, non-employee Board members, has the authority and responsibility to establish the overall compensation strategy for Verio, including salary and bonus levels, to administer our incentive compensation and benefit plans, 401(k) plans, and stock option and purchase plans, and to review and make recommendations to the Board with respect to the compensation of our executives. Trygve Myhren and Arthur Cahoon are the current members of the Compensation Committee.

COMPENSATION POLICY

     Verio's overall compensation philosophy is to provide a competitive compensation program that enables us to attract, reward, incent, and retain highly capable executives and other employees who have the skills and experience necessary to promote the short and long-term financial performance and growth of the Company. Our compensation program is designed to link the annual compensation received by our executives to Verio's financial performance, growth and achievement of other strategic and operational goals established annually by our Board. In addition, our officers receive longer-term incentives, provided principally in the form of stock options, thereby aligning their interests with those of Verio's stockholders.

     Our executive compensation consists of three principal components, the amounts of which are established in order to provide overall compensation that is comparable to that offered by similarly situated companies. These components include:

     - a base salary;

     - an annual cash bonus opportunity that is dependent on the achievement of company-wide performance objectives established annually by the Board; and

     - awards of stock options to provide a long-term incentive that aligns management's interests with stockholders' interests.

     During 1999, the Compensation Committee engaged an independent consulting firm to evaluate our overall compensation program to determine its competitiveness and appropriateness based on an analysis of the compensation programs and levels of other comparable companies. Specifically, the consultant evaluated the salary, bonus and long-term incentive levels of our officers, comparing the levels paid by Verio to our officers to those levels paid by numerous other similarly situated companies. This comparison took into account relative market capitalization, industry, revenue and growth levels, and other relevant factors for Verio and the comparison companies. Based on this evaluation, and the recommendations of the consultant resulting from this evaluation, the Compensation Committee determined that certain compensation adjustments, both to annual salary and option levels, were appropriate for certain executive officers as well as other employees. As a result, certain salary levels were adjusted and additional option grants were made during 1999 to executive officers. Details of the stock options granted to certain executive officers in 1999 are provided in the table entitled "Stock Options Granted in 1999" above.

     Salary. The base salaries of our executive officers are initially established, and thereafter periodically reviewed and adjusted, by the Compensation Committee. When setting and adjusting base salary levels, in a manner consistent with the Compensation Committee's policy outlined above, the Compensation Committee takes into account, in addition to the performance of the individual executive officer, which is the primary consideration, other relevant factors such as competitive market conditions for executive compensation,

Verio's financial and stock price performance, historical compensation levels, and internal comparability considerations.

     Bonus. Each executive officer (as well as each employee of Verio generally) is provided an annual cash bonus opportunity that is typically a targeted percentage of base salary. At the beginning of each year, the Board establishes performance objectives for the year. The actual amount of the bonus paid is determined at the end of the year based on the Company's actual performance against those objectives. While the specific performance objectives vary from year to year, the general approach in establishing the objectives is to (1) foster a single company attitude across our operations, (2) emphasize the importance of teamwork and the interdependent efforts required for success while also recognizing individual performance, (3) compensate based on actual results measured against established goals, and (4) provide fair, objective and easily measurable performance parameters.

     For the year ended December 31, 1999, the performance objectives established for the payment of bonuses were based primarily on the achievement of specific, internally established, financial performance thresholds determined at the beginning of the year that were based on projected revenue and EBITDA levels to be reached by year end. In evaluating our actual performance against the designated objectives for the year, the Compensation Committee determined that Verio's actual performance against the internally targeted financial criteria warranted payment of bonuses at 80% of the full targeted levels. The Committee determined that at the more senior employee level, including management, bonuses will be paid in the form of fully vested stock option grants, while the remaining employees will receive their bonuses paid 60% in cash and 40% in fully vested stock options. It is anticipated that these option grants will be made during the first half of 2000. In keeping with the requirements of Verio's 1998 Stock Incentive Plan, these option grants will be at an exercise price equal to the trading price of Verio's common stock at the time of the grant. The number of options that will be granted will be based on a formula of six options for every $100 of bonus, a formula that was derived based in part on a Black Sholes valuation methodology applied to the options. The Board of Directors or the Compensation Committee in the future will continue to establish performance criteria with respect to bonuses paid to executive officers for any given fiscal year, which will vary based on Verio's operations, prospects and strategy at the time.

     Long-term Incentive Compensation. Verio believes that stock option grants:

     - align executive officer interests with stockholder interests by creating a direct link between compensation and stockholder return;

     - give executive officers a significant, long-term interest in our success;

     - provide each executive officer with a significant incentive to manage Verio's operations from the perspective of an owner with an equity stake in the business; and

     - help retain key executive officers in a competitive market for executive talent.

     Our 1998 Stock Incentive Plan authorizes the Board, or a committee of the Board, to grant stock options to employees, directors, consultants and executive officers of Verio. Stock option grants generally are made to all of our employees, including executive officers, at the time of initial employment. Thereafter, additional grants may be made to individual employees, including executive officers, from time to time, in order to continue to incent retention and long-term performance. Additional options are not necessarily granted to each executive officer during each year, but rather are made based on factors such as individual performance, Verio's overall growth and financial performance, the number of unvested options held by the individual at the time, and various competitive factors. The relative weight given to these various factors may vary from individual to individual, at the Committee's discretion.

     Options granted to executive officers generally are subject to vesting provisions, so that the options vest over a four-year period, in equal annual increments beginning on the first annual anniversary of the date of the grant and on the three subsequent annual anniversaries. Vesting typically is subject to acceleration upon the occurrence of certain events, such as a change of control of Verio, and in certain cases coupled with the termination, or effective termination, of the executive's employment. The options generally have an eight year term. Prior to the adoption of the 1998 Stock Incentive Plan, grants of options to the Company's employees, including the executive officers, were made under an earlier plan. Options granted under that plan were for a 10-year term, and generally were made on a 20% per year, five-year vesting schedule. This vesting schedule likewise is subject to acceleration upon the occurrence of certain events.

     Compensation of Chief Executive Officer. The Compensation Committee establishes, and periodically adjusts, the base salary of Mr. Jaschke, who has served as Verio's Chief Executive Officer since our formation in March 1996, with the objective of compensating him fairly based on his individual efforts and the overall performance and success of Verio, while maintaining the competitiveness of his base salary with salaries paid to similarly situated chief executive officers. Typical of its policy with respect to base salaries provided to employees generally, it has been the Committee's intent to provide Mr. Jaschke with a level of stability and certainty each year in the form of a base salary that is not tied specifically to the achievement of established criteria, while payment of Mr. Jaschke's annual performance bonus is determined based on the same annually determined company-wide performance factors as those that apply to all of Verio's employees. Mr. Jaschke's compensation, including his annual salary and option levels, were evaluated and adjusted as part of the Compensation Committee's overall evaluation of Verio's compensation policies and levels during 1999. As discussed above, performance-based bonuses for 1999 will be paid to the executive officers, including Mr. Jaschke, at 80% of the targeted levels for 1999, and will be paid in the form of the grant of stock options during the first half of 2000 on the terms described above. Mr. Jaschke received grants of options to purchase a total of 620,000 shares of the Company's stock during 1999.

     Compensation Policy Regarding Deductibility. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the company's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to Verio's executive officers in 1999 did not exceed the $1 million limit per officer. The 1998 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which is not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to the Company's executive officers to no more than $1 million. The Compensation Committee is aware of the limitations imposed by
Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant and may use such exemptions in addition to the exemption contemplated under the 1998 Stock Incentive Plan.

Submitted by the Compensation Committee:

     Trygve E. Myhren
     Arthur L. Cahoon

STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's common stock with the cumulative total return on The Nasdaq Composite Index and The Nasdaq Telecommunications Index. The period shown commences on May 12, 1998, the date that the Company's common stock was registered under Section 12 of the Exchange Act, and ends on December 31, 1999, the end of the Company's last fiscal year. The graph assumes an investment of $100 on May 12, 1998, and the reinvestment of any dividends.

     The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's common stock.

                            COMPARISON OF CUMULATIVE
                          TOTAL RETURN TO STOCKHOLDERS
                       MAY 12, 1998 TO DECEMBER 31, 1999

                               PERFORMANCE GRAPH

---------------------------------------------------------------------------------------------------------------------------------
                               5/12/98   5/31/98   6/30/98   7/31/98   8/31/98   9/30/98  10/31/98  11/30/98  12/31/98   1/31/99
---------------------------------------------------------------------------------------------------------------------------------
 Verio Inc.                    100.00     84.53     91.92    104.39     81.76     91.46     51.27     70.21     82.68    119.64
 NASDAQ Composite Index        100.00     95.63    101.86    100.66     80.60     91.06     95.23    104.80    117.88    134.71
 NASDAQ Telecom Index          100.00     98.92    107.91    112.01     66.33     95.00    104.10    110.96    130.90    151.20

------------------------------------------------------------------------------------------------------------------------------
                                      2/28/99   3/31/99   4/30/99   5/31/99   6/30/99   7/31/99   8/31/99   9/30/99  10/31/99
------------------------------------------------------------------------------------------------------------------------------
 Verio Inc.                           104.86    170.45    262.36    200.47    256.82    263.51    274.84    229.10    275.70
 NASDAQ Composite Index               123.00    132.32    136.70    132.81    144.40    141.84    147.26    147.63    159.47
 NASDAQ Telecom Index                 149.69    161.58    171.05    170.47    171.20    167.13    163.08    163.28    193.79

------------------------------------  -------------------
                                      11/30/99  12/31/99
------------------------------------  -------------------
 Verio Inc.                            205.60    341.36
 NASDAQ Composite Index                179.35    217.02
 NASDAQ Telecom Index                  214.52    258.87

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     As a condition to the closing of the acquisition of Best Internet Communications, Inc. (which does business as Hiway Technologies, Inc., and which Verio refers to as "Hiway"), which occurred on January 5, 1999, all related party indebtedness was to be repaid to Hiway on or prior to closing. However, Verio agreed to waive the condition that Arthur L. Cahoon repay his indebtedness to Hiway in the principal amount of $280,409 with interest at the then prime rate.

     VIANet.Works, Inc. Verio has invested a total of approximately $8.25 million in convertible preferred stock of VIANet.Works, Inc. which represents approximately 5.9% of the outstanding capital stock of VIANet.Works after the recent completion of that company's IPO in February 2000. Mr. Halstedt, who serves on Verio's Board of Directors, served as a member of VIANet.Work's Board of Directors until September 1999, when he resigned from that Board. Mr. Hribar, who served on Verio's Board of Directors during 1999, also served on VIANet.Work's Board until April 1999, when he resigned from that Board.

OTHER TRANSACTIONS

     NTT. In September 1999, Verio announced that it had entered in an agreement with NTT Communications, part of the Nippon Telegraph and Telephone group of telecommunications companies, to provide Verio's Web hosting services to the Japanese market. As of the Record Date, Nippon Telegraph and Telephone Corporation holds 8,987,754 shares of Verio's common stock, representing approximately 11% of our outstanding stock. Under the agreement, the entire NTT group of companies will be able to market Verio's Web hosting services to businesses in Japan on a co-branded, "Powered by Verio" basis. NTT paid a one-time, up front license fee payment of $1.3 million at the time the agreement was signed, and in the future will pay ongoing monthly fees based on actual services sold. Verio and NTT are continuing to work together to plan and develop NTT Communications' new data center in Tokyo, from which Verio's Web hosting services will be offered by NTT in Japan. We currently expect to launch the co-branded services in Japan in the spring of 2000.

                             STOCKHOLDER PROPOSALS

     The Company's Restated Certificate of Incorporation and Bylaws require any stockholder who wishes to bring any proposal before a meeting of stockholders or to nominate a person to serve as a director to give written notice thereof and certain related information to the Secretary of the Company not less than 30 days nor more than 60 days prior to the date one year from the date of the immediately preceding annual meeting, if such proposal or nomination is to be submitted at an annual meeting, provided, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of the stockholder proposing such business, (3) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business.

     Management does not know of any matters which are likely to be brought before the Annual Meeting other than those referred to in this Proxy Statement. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

     The presiding officer at the Annual Meeting may determine that any stockholder proposal is not permissible under, or was not made in accordance with, the foregoing procedures or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the stockholder proposal or nomination to be considered at the Annual Meeting.

     Under the rules of the Securities and Exchange Commission, stockholder proposals intended to be presented at the next annual meeting (to be held in 2001) must be received by the Secretary of the Company on or before January 19, 2001 in order to be included in the proxy statement and proxy for that meeting. Proposals should be directed to the Secretary, Verio Inc., 8005 South Chester Street, Suite 200, Englewood, Colorado 80112.

     A copy of the Company's Annual Report to Stockholders, which includes financial statements and related data, accompanies this Proxy Statement.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     It is important that your shares be represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope, or to vote using Verio's telephone or Internet voting procedures.

                                            By Order of the Board of Directors,

                                                  /s/ JUSTIN L. JASCHKE
                                            ------------------------------------
                                                     Justin L. Jaschke
                                                  Chief Executive Officer

March 27, 2000
Englewood, Colorado

                                   EXHIBIT A

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   VERIO INC.

     VERIO INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of VERIO INC. (the "Corporation"), duly held on February 17, 2000, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this Corporation be, and it hereby is, amended by deleting the first paragraph of Article Four thereof and replacing it with the following:

                                 "ARTICLE FOUR

                                1. CAPITAL STOCK

     The total number of shares of all classes of stock that the Corporation is authorized to issue is seven hundred sixty-two million five hundred thousand (762,500,000) shares, consisting of seven hundred fifty million (750,000,000) shares of Common Stock, par value $.001 per share, and twelve million five hundred thousand (12,500,000) shares of Preferred Stock, par value $.001 per share."

     SECOND: That thereafter, the annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Sections 211 and 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto
set his hand this           day of             , 2000.

                                            VERIO INC.

                                            By:    /s/ JUSTIN L. JASCHKE
                                              ----------------------------------
                                              Justin L. Jaschke
                                              Chief Executive Officer

                                   EXHIBIT B

                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                 OF VERIO INC.

     VERIO INC, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of VERIO INC. (the "Corporation"), duly held on February 17, 2000, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this Corporation be, and it hereby is, amended by deleting the first paragraph of Article Four thereof and replacing it with the following:

                                 "ARTICLE FOUR

                                1. CAPITAL STOCK

     The total number of shares of all classes of stock that the Corporation is authorized to issue is one hundred forty-five million (145,000,000) shares, consisting of one hundred twenty-five million (125,000,000) shares of Common Stock, par value $.001 per share, and twenty million (20,000,000) shares of Preferred Stock, par value $.001 per share."

     SECOND: That thereafter, the annual meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Sections 211 and 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto
set his hand this      day of           , 2000.

                                            VERIO INC.

                                            By: /s/ JUSTIN L. JASCHKE
                                              ----------------------------------
                                              Justin L. Jaschke
                                              Chief Executive Officer

                                                                       EXHIBIT C

                                   VERIO INC.

                           1998 STOCK INCENTIVE PLAN

                           Adopted in February, 1998
                     Amended and Restated on March 19, 1998
                   Amended and Restated on February 17, 2000

     1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

          (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

          (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

          (d) "Award" means the grant of an Option.

          (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

          (f) "Board" means the Board of Directors of the Company.

          (g) "Code" means the Internal Revenue Code of 1986, as amended.

          (h) "Committee" means any committee appointed by the Board to administer the Plan.

          (i) "Common Stock" means the common stock of the Company.

          (j) "Company" means Verio Inc., a Delaware corporation.

          (k) "Consultant" means any person who is engaged by the Company or any Related Entity to render consulting or advisory services as an independent contractor and is compensated for such services.

          (l) "Continuous Status as an Employee, Director or Consultant" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

          (m) "Conversion Date" shall mean the date on which shares of the Company's Series D Preferred Stock are automatically converted to Common Stock pursuant to the provisions of the Certificate of Designation Establishing Series D Preferred Stock of Verio Inc.

          (n) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

          (o) "Director" means a member of the Board.

          (p) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (r) "Fair Market Value" means, as of any date, the value of Common Stock or other property determined as follows:

             (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

             (ii) In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

     (iii) In the case of property other than Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

          (s) "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

          (t) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (u) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (v) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (w) "Option" means a stock option granted pursuant to the Plan.

          (x) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (y) "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

          (z) "Plan" means this 1998 Stock Incentive Plan.

          (aa) "Prior Plans" means the Company's 1996 Stock Option Plan and the Company's 1997 California Stock Option Plan.

          (bb) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

          (cc) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

          (dd) "Series D-1 share" means a share of Series D-1 Convertible Preferred Stock of the Company.

          (ee) "Share" shall be deemed to refer to both a share of the Common Stock and a Series D-1 share, unless specifically indicated otherwise.

          (ff) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan.

     (a) Prior to the Conversion Date, subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 165,000 Series D-1 shares and 1,749,300 shares of Common Stock together with any Shares that are represented by Awards under the Company's 1996 Stock Option Plan which are forfeited, expire or are cancelled without delivery of Shares or which result in the forfeiture of Shares back to the Company following the date of adoption of this Plan. Notwithstanding the foregoing, subject to the provisions of Section 10, below, the maximum aggregate number of Shares available for grant of Incentive Stock Options prior to the Conversion Date shall be 165,000 Series D-1 shares and 1,749,300 shares of Common Stock. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Shares.

     (b) On and after the Conversion Date, subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is 19,898,600 shares of Common Stock, increased by (i) any Shares available for future awards under the Company's 1997 California Stock Option Plan as of the Conversion Date and (ii) any Shares that are represented by Awards under the Prior Plans which are forfeited, expire or are cancelled without delivery of Shares or which result in the forfeiture of Shares back to the Company on or after the Conversion Date. Notwithstanding the foregoing, subject to the provisions of Section 10, below, the maximum aggregate number of Shares available for the grant of Incentive Stock Options on and after the Conversion Date shall be 19,898,600 shares of Common Stock. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Shares.

     (c) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

     (a) Plan Administrator.

          (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

          (ii) Administration With Respect to Consultants and Other
     Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

          (iii) Administration With Respect to Covered
     Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more

     Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

          (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

     (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

          (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

          (ii) to determine whether and to what extent Awards are granted hereunder;

          (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

          (iv) to approve forms of Award Agreement for use under the Plan;

          (v) to determine the terms and conditions of any Award granted hereunder, including terms relating to acceleration or termination of Awards in the event of one or more types of transactions involving the ownership of the Company, a Subsidiary or Related Entity;

          (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent and that any amendment to reduce the exercise price of any outstanding Option to reflect a reduction in the Fair Market Value per Share since the grant date of the Option shall not be made without the approval of the Company's stockholders;

          (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

          (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

          (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

     5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     6. Terms and Conditions of Awards.

     (a) Designation of Award. Each Award shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive

Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

     (b) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

     (c) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

     (d) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

     (e) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

     (f) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. In connection with a Grantee's commencement of service to the Company or a Related Entity, a Grantee may be granted Options for up to an additional five hundred thousand (500,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Grantee.

     (g) Early Exercise. The Award may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate.

     (h) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than eight (8) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

     (i) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

     (j) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

     (k) Conversion of Awards. Any Award granted with respect to Series D-1 shares shall convert automatically, without further action by the Company or the Grantee, into an Award with respect to Common Stock upon automatic conversion of outstanding Series D-1 shares into Common Stock pursuant to the provisions of the certificate of designation establishing the Company's Series D Preferred Stock.

     7. Award Exercise or Purchase Price, Consideration and Taxes.

     (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

          (i) In the case of an Incentive Stock Option:

             (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

             (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (ii) In the case of other Awards, the per Share exercise price shall be not less than one-hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (iii) Notwithstanding the provisions of (i) and (ii), above, in the case of an Award issued pursuant to Section 6(e) hereof, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

     (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

          (i) cash;

          (ii) check;

          (iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

          (iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (v) any combination of the foregoing methods of payment.

     (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

     8. Exercise of Award.

     (a) Procedure for Exercise; Rights as a Stockholder.

          (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

          (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

     (b) Exercise of Award Following Termination of Employment, Director or Consulting Relationship.

          (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant only to the extent provided in the Award Agreement.

          (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Status as an Employee, Director or Consultant for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

          (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

     (c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

     9. Conditions Upon Issuance of Shares.

     (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, merger, consolidation, acquisition of the property or equity securities of the Company, any separation of the Company (including a spin-off or other distribution of equity securities or property of the Company), reorganization (whether or not such reorganization comes within the definition of Code Section
368), partial or complete liquidation, or any other similar event resulting in an increase or decrease in the number of issued Shares. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     11. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated.

     12. Amendment, Suspension or Termination of the Plan.

     (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

     (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

     13. Reservation of Shares.

     (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     14. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     15. Stockholder Approval. The Plan became effective when adopted by the Board in February 1998. On March 19, 1998, the Board adopted and approved an amendment and restatement of the Plan to increase the number of Shares available for issuance under the Plan. The Plan as amended and restated was approved by the stockholders of the Company in April 1998. On February 17, 2000, the Board adopted and approved an amendment and restatement of the Plan (a) to increase the number of Shares available for issuance under the Plan and (b) to adopt a limit on the maximum number of Shares with respect to which Options may be granted to any Grantee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments are subject to approval by the stockholders of the Company. The amendment and restatement of the Plan included the following other amendments which are not subject to approval by the stockholders of the Company. The Board approved amendments to the Plan (x) to eliminate the authority to grant Awards other than Options, (y) to limit the maximum term of each Award to eight (8) years, (z) to require that the exercise price of Awards equal or exceed one hundred (100%) of the Fair Market Value per Share on the date of grant.

sf-682333

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF VERIO INC.
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 2000

         The undersigned stockholder of VERIO INC., a Delaware corporation ("Verio"), hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 27, 2000, and the Annual Report to Stockholders for the year 1999, and (2) appoints Justin L. Jaschke, Carla Hamre Donelson and Peter B. Fritzinger, or any one of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of Verio to be held on April 27, 2000 at 1:00 p.m., Mountain Daylight Time, at the Inverness Hotel & Golf Club, 200 Inverness Drive West, Englewood, Colorado 80112, and at any adjournment or adjournments thereof, and to vote all shares of common stock of Verio which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW, FOR THE TWO RESPECTIVE AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION OF VERIO, FOR THE APPROVAL AND RATIFICATION OF AMENDMENTS TO THE 1998 STOCK INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF VERIO, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                               -----------------------------------------------------
  THERE ARE THREE WAYS TO VOTE YOUR PROXY
                                               COMPANY #
                                               CONTROL #
                                               -----------------------------------------------------

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326

     - Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

     - You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/VRIO/

     - Use the Internet to vote your proxy 24 yours a day, 7 days a week.

     - You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

     Mark, sign and date your proxy card and return it in the postage-prepaid envelope we have provided.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

         1. ELECTION OF DIRECTORS:

            [ ]  FOR all nominees listed below        [ ]  WITHHOLD AUTHORITY to vote for all
                 (except as indicated)                     nominees listed below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH SUCH NOMINEE'S NAME LISTED BELOW.

         STEVEN C. HALSTEDT
         JAMES C. ALLEN

         2. PROPOSAL TO APPROVE AN AMENDMENT TO VERIO'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 125,000,000 TO 750,000,000:

            [ ]  FOR          [ ]  AGAINST         [ ]  ABSTAIN

         3. PROPOSAL TO APPROVE AN AMENDMENT TO VERIO'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF PREFERRED STOCK AUTHORIZED FOR ISSUANCE FROM 12,500,000 TO 20,000,000:

            [ ]  FOR          [ ]  AGAINST         [ ]  ABSTAIN

         4. PROPOSAL TO APPROVE AND RATIFY AMENDMENTS TO VERIO'S 1998 STOCK INCENTIVE PLAN:

            [ ]  FOR          [ ]  AGAINST         [ ]  ABSTAIN

         5. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF VERIO FOR FISCAL YEAR 2000:

            [ ]  FOR          [ ]  AGAINST         [ ]  ABSTAIN

I PLAN TO ATTEND THE MEETING              [ ] YES                         [ ] NO

                                          DATED:                    , 2000
                                                --------------------




                                          --------------------------------------
                                                     (Signature)


                                          --------------------------------------
                                                     (Signature)

                                          This Proxy should be marked, dated and
                                          signed by the stockholder(s) exactly
                                          as his or her name appears hereon,
                                          and returned promptly in the enclosed
                                          envelope. When signing as executor,
                                          administrator, attorney, trustee or
                                          guardian, please give your full title
                                          as such. If a corporation, please sign
                                          in full corporate name by president or
                                          other authorized person. If a
                                          partnership, please sign in full
                                          partnership name by authorized person.
                                          If shares are held by joint tenants or
                                          as community property, both should
                                          sign.

                             [FOLD AND DETACH HERE]